Exhibit 99.1

For:	Immediate Release	Contact:	Larry Lentych
	July 21, 2011		Andrea Short
574 235 2000

1ST SOURCE CORPORATION REPORTS STRONG SECOND QUARTER,
DIVIDEND DECLARED

South Bend, IN -- 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reports net income of $14.87 million for the second quarter of 2011, an increase of 90.70% over the $7.80 million reported in the second quarter of 2010. For the first six months of 2011, net income for 1st Source Corporation is $25.47 million, up 45.78% compared to $17.47 million reported for the same period in 2010. Diluted net income per common share for the second quarter amounts to $0.61 compared with $0.25, an increase of 144.00% over the second quarter of 2010. Diluted net income per common share for the first half of 2011 is $1.04, up 82.46% over the $0.57 earned a year earlier.
At its July meeting, the Board of Directors approved a cash dividend of $0.16 per common share, an increase of 6.67% over the third quarter a year ago. The dividend is payable to shareholders of record on August 5, 2011 and will be paid on August 15, 2011.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “I am quite pleased with our performance this quarter. Our colleagues’ focus on working to ensure the success of our clients and providing distinctive convenience in our market has led to our strong performance. We are also benefiting from a focus on attracting new clients to the Bank by understanding their needs, offering sound advice during these unsettling times, ensuring our products and services are up-to-date and competitive, and always keeping our clients’ best interests in mind. We know our success is a mirror of our clients’ success so we continue to work hard to help make them successful.”
Mr. Murphy continued, “During the quarter, credit has continued to show improvement. Our non-performing assets decreased $11.22 million or 12.79% from the same period a year ago. We charged-off $1.22 million during the quarter which is down from second quarter last year.  The net provision for loan and lease losses for the second quarter totaled $67,000 versus $5.80 million a year ago and the quarter end reserve for loan and lease losses is $85.01 million compared to a year end 2010 reserve of $86.87 million. Additionally, our net interest margin increased from 2010 levels to 3.72% for the quarter, while expenses have been held in check. The margin was positively impacted by interest recoveries on non-accrual loans and lower funding costs. Even with these good results, we still see choppy times ahead from the global economy and little to no growth in the national economy overall.

As a result, we continue to keep a close watch on our loan portfolios and on our expenses. Moreover, the regulatory burden continues to grow and recent enactments will have a long range impact on the profitability of certain lines of business throughout the banking industry. As always, we will adjust accordingly,” Mr. Murphy concluded.
As of June 30, 2011, the 1st Source common equity-to-assets ratio is 11.61% compared to 10.68% a year ago and its tangible equity to assets ratio is 9.78% compared to 8.88% a year earlier. Total assets at June 30, 2011 are $4.35 billion, down 3.89% from a year earlier. Total loans and leases are $3.12 billion, down slightly from June 30, 2010. Total deposits are $3.52 billion, down 2.39% from the comparable figures at June 30, 2010.
The 1st Source reserve for loan and lease losses as of June 30, 2011 is 2.73% of total loans and leases compared to 2.81% at June 30, 2010. Net charge-offs are $1.22 million in the second quarter 2011, compared with net charge-offs of $5.61 million in the same quarter a year ago. Year-to-date, net charge-offs of $4.13 million have been recorded in 2011, compared to net charge-offs of $10.41 million for the first half of 2010. The ratio of nonperforming assets to net loans and leases is 2.39% as of June 30, 2011, down from 2.71% on June 30, 2010.
The net interest margin is 3.72% for the second quarter of 2011 versus 3.57% for the same period in 2010. The net interest margin is 3.72% for the six months ending June 30, 2011, versus 3.53% for the same period in 2010. Tax-equivalent net interest income is $38.23 million for the second quarter of 2011, compared to $37.11 million for 2010’s second quarter. For the first six months of 2011, tax-equivalent net interest income is $75.80 million, compared to $72.89 million for the first six months of 2010.
Noninterest income for the second quarter of 2011 is $21.42 million, up 3.99% from the same period in 2010. For the first six months, noninterest income is $40.38 million, down 2.76% from 2010. Noninterest income increased in the second quarter primarily as a result of gains on sale of investment securities offset by lower service charges on deposit accounts and lower equipment rental income. Noninterest income decreased for the first six months of 2011 due to declines in service charges on deposit accounts and lower equipment rental income.
Noninterest expense is $35.94 million for the second quarter of 2011, down 9.35% from the second quarter of 2010. For the first six months, noninterest expense is $74.42 million, down 3.05% compared with $76.76 million for the same period in 2010. The leading factors in the decrease are reduced loan and lease collection and repossession expense, depreciation expense on leased equipment, and FDIC and other insurance expense.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment.

The Corporation includes 75 community banking centers in 17 counties, 22 specialty finance locations nationwide, 8 trust and wealth management locations, and 7 1st Source Insurance offices. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

# # #

1st SOURCE CORPORATION
2nd QUARTER 2011 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)
	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2010	2011	2010
END OF PERIOD BALANCES
Assets			$4,354,951	$4,531,313
Loans and leases			3,118,157	3,131,749
Deposits			3,523,316	3,609,586
Reserve for loan and lease losses			85,010	88,014
Intangible assets			88,325	89,618
Common shareholders' equity			505,594	483,919
Total shareholders' equity			505,594	589,502

AVERAGE BALANCES
Assets	$4,427,034	$4,517,624	$4,423,618	$4,501,598
Earning assets	4,116,791	4,174,376	4,112,789	4,160,120
Investments	911,678	917,151	933,999	904,946
Loans and leases	3,100,598	3,120,871	3,077,434	3,110,565
Deposits	3,597,533	3,592,827	3,598,767	3,583,529
Interest bearing liabilities	3,338,983	3,399,245	3,343,777	3,397,971
Common shareholders' equity	498,863	481,462	495,785	477,534
Total shareholders' equity	498,863	586,835	495,785	582,746

INCOME STATEMENT DATA
Net interest income	$37,584	$36,249	$74,444	$71,151
Net interest income - FTE	38,232	37,113	75,798	72,890
Provision for loan and lease losses	67	5,798	2,265	10,186
Noninterest income	21,424	20,602	40,377	41,524
Noninterest expense	35,943	39,649	74,419	76,759
Net income	14,865	7,795	25,473	17,474
Net income available to common shareholders	14,865	6,078	25,473	14,046

PER SHARE DATA
Basic net income per common share	$0.61	$0.25	$1.04	$0.57
Diluted net income per common share	0.61	0.25	1.04	0.57
Common cash dividends declared	0.16	0.15	0.32	0.30
Book value per common share	20.88	19.93	20.88	19.93
Tangible book value per common share	17.23	16.24	17.23	16.24
Market value - High	21.33	20.36	21.33	20.36
Market value - Low	19.10	16.58	17.86	14.25
Basic weighted average common shares outstanding	24,254,334	24,284,519	24,262,803	24,247,586
Diluted weighted average common shares outstanding	24,263,596	24,292,491	24,271,527	24,254,098

KEY RATIOS
Return on average assets	1.35%	0.69%	1.16%	0.78%
Return on average common shareholders' equity	11.95	5.06	10.36	5.93
Average common shareholders' equity to average assets	11.27	10.66	11.21	10.61
End of period tangible common equity to tangible assets	9.78	8.88	9.78	8.88
Risk-based capital - Tier 1	14.52	16.58	14.52	16.58
Risk-based capital - Total	15.82	17.87	15.82	17.87
Net interest margin	3.72	3.57	3.72	3.53
Efficiency: expense to revenue	59.10	66.70	62.70	65.27
Net charge-offs to average loans and leases	0.16	0.72	0.27	0.67
Loan and lease loss reserve to loans and leases	2.73	2.81	2.73	2.81
Nonperforming assets to loans and leases	2.39	2.71	2.39	2.71

ASSET QUALITY
Loans and leases past due 90 days or more			$337	$1,230
Nonaccrual loans and leases			64,920	68,433
Other real estate			7,878	6,673
Former bank premises held for sale			1,580	2,363
Repossessions			1,302	8,670
Equipment owned under operating leases			474	337
Total nonperforming assets			76,491	87,706

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30, 2011	June 30, 2010
ASSETS
Cash and due from banks	$59,249	$65,337
Federal funds sold and
interest bearing deposits with other banks	100	41,099
Investment securities available-for-sale
(amortized cost of $878,401 and $909,516 at
June 30, 2011 and 2010, respectively)	902,742	932,583
Other investments	18,974	22,892
Trading account securities	143	113
Mortgages held for sale	7,805	59,084

Loans and leases, net of unearned discount:
Commercial and agricultural loans	551,820	539,003
Auto, light truck and environmental equipment	473,925	416,152
Medium and heavy duty truck	155,423	185,954
Aircraft financing	607,567	596,138
Construction equipment financing	274,968	308,602
Commercial real estate	568,226	581,392
Residential real estate	390,389	401,662
Consumer loans	95,839	102,846
Total loans and leases	3,118,157	3,131,749
Reserve for loan and lease losses	(85,010)	(88,014)
Net loans and leases	3,033,147	3,043,735

Equipment owned under operating leases, net	77,102	91,288
Net premises and equipment	36,885	36,573
Goodwill and intangible assets	88,325	89,618
Accrued income and other assets	130,479	148,991

Total assets	$4,354,951	$4,531,313

LIABILITIES
Deposits:
Noninterest bearing	$516,189	$487,719
Interest bearing	3,007,127	3,121,867
Total deposits	3,523,316	3,609,586

Short-term borrowings:
Federal funds purchased and securities
sold under agreements to repurchase	108,799	113,638
Other short-term borrowings	21,324	28,136
Total short-term borrowings	130,123	141,774
Long-term debt and mandatorily redeemable securities	36,785	29,854
Subordinated notes	89,692	89,692
Accrued expenses and other liabilities	69,441	70,905
Total liabilities	3,849,357	3,941,811

SHAREHOLDERS' EQUITY
Preferred stock; no par value	-	105,583
Common stock; no par value	346,535	350,275
Retained earnings	175,374	149,799
Cost of common stock in treasury	(31,437)	(30,486)
Accumulated other comprehensive income	15,122	14,331
Total shareholders' equity	505,594	589,502

Total liabilities and shareholders' equity	$4,354,951	$4,531,313

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest income:
Loans and leases	$41,710	$43,099	$83,009	$85,369
Investment securities, taxable	4,912	5,279	9,394	10,680
Investment securities, tax-exempt	1,004	1,422	2,190	2,889
Other	247	250	490	524
Total interest income	47,873	50,050	95,083	99,462

Interest expense:
Deposits	8,162	11,573	16,517	23,978
Short-term borrowings	74	206	163	394
Subordinated notes	1,648	1,647	3,295	3,294
Long-term debt and mandatorily redeemable securities	405	375	664	645
Total interest expense	10,289	13,801	20,639	28,311

Net interest income	37,584	36,249	74,444	71,151
Provision for loan and lease losses	67	5,798	2,265	10,186
Net interest income after provision for loan and lease losses	37,517	30,451	72,179	60,965

Noninterest income:
Trust fees	4,411	4,062	8,403	7,807
Service charges on deposit accounts	4,638	5,275	8,874	9,895
Mortgage banking income	835	425	1,279	1,202
Insurance commissions	1,062	1,061	2,204	2,526
Equipment rental income	6,009	6,672	12,047	13,417
Other income	3,327	3,012	6,298	5,701
Investment securities and other investment gains	1,142	95	1,272	976
Total noninterest income	21,424	20,602	40,377	41,524

Noninterest expense:
Salaries and employee benefits	19,135	18,848	37,773	37,658
Net occupancy expense	2,051	1,939	4,371	4,426
Furniture and equipment expense	3,561	3,196	6,910	5,996
Depreciation - leased equipment	4,795	5,304	9,600	10,668
Professional fees	1,080	1,418	2,176	2,932
Supplies and communication	1,316	1,338	2,710	2,707
FDIC and other insurance	958	1,667	2,634	3,341
Business development and marketing expense	864	880	1,486	1,447
Loan and lease collection and respossession expense	1,500	3,267	2,824	4,373
Other expense	683	1,792	3,935	3,211
Total noninterest expense	35,943	39,649	74,419	76,759

Income before income taxes	22,998	11,404	38,137	25,730
Income tax expense	8,133	3,609	12,664	8,256

Net income	14,865	7,795	25,473	17,474
Preferred stock dividends and discount accretion	-	(1,717)	-	(3,428)
Net income available to common shareholders	$14,865	$6,078	$25,473	$14,046

The Nasdaq Global Select Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com